Exhibit 99.1

Blackstone to Offer Euro-Denominated Senior Notes

New York, April 2, 2019 - Blackstone (NYSE: BX) today announced its intention to offer, subject to market and other conditions, euro-denominated senior notes of Blackstone Holdings Finance Co. L.L.C., its indirect subsidiary. The notes will be fully and unconditionally guaranteed by The Blackstone Group L.P. and its indirect subsidiaries, Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. Blackstone intends to use the proceeds from the notes offering for general corporate purposes. FCA/ICMA stabilization applies.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

In the United Kingdom, this press release is only being distributed to, and is only directed at, persons who are “qualified investors” (as defined in Directive 2003/71/EC as amended or superseded) who are (i) persons who have professional experience in matters relating to investments and who qualify as investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any offering of notes in the United Kingdom will only be made available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons.

The notes described in this press release are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes described in this press release or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes referred to in this announcement has led to the conclusion that: (i) the target market for such securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending such notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of such securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933. The distribution of this press release may be restricted by law in certain jurisdictions and persons into whose possession this announcement or other information referred to herein comes should inform themselves about and observe any such restriction.

Contact:

Public Affairs

Blackstone

New York

+ 1 212.583.5263

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